UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2025

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	000-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 RXR Plaza, 6th Floor Uniondale, New York	11556
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 22, 2025, ProPhase Labs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”), Convertible Notes (the “Notes”), Warrants (the “Warrants”), Security Agreement, Registration Rights Agreement, and Transfer Agent Reservation Letter with two investors (the “Investors”) for a private placement of senior secured convertible notes and warrants. To protect the interests of the Company and its shareholders, the Company reserved the right to prepay the loan at any time without penalty.

All material terms of the transaction are set forth in the exhibits filed herewith, and this summary is qualified in its entirety by reference to those exhibits.

The Purchase Agreement with the two Investors is for the sale and issuance of an aggregate principal cash investment amount of $3,000,000 of 20% Original Issue Discount Senior Secured Convertible Notes and common stock purchase warrants to acquire up to 5,250,000 shares of common stock. After the OID, the two Notes have a combined principal face amount of $3,750,000. After repayment of certain obligations from the flow of funds, net proceeds to the Company were $2,251,343.20 from the lead investor and $500,000 from the second investor.

The net proceeds are for working capital, general corporate purposes, debt repayment, and as otherwise described in the Purchase Agreement.

The Notes mature on July 22, 2026, bear interest at 10% per annum on the original principal face amount and provide for other customary terms and covenants. The Notes are not convertible for four months after execution and may be prepaid at any time without penalty.

The Warrants are exercisable at an exercise price of $0.50 per share (subject to adjustment) and expire five years from their date of issuance.

After the Note conversion waiting period of four months, the Notes permit holders to convert outstanding principal and accrued interest into shares of common stock at a conversion price that is the lower of 80% of the trailing ten-day volume weighted average price (VWAP) or a fixed maximum price, but with a set floor price and certain caps on conversion to prevent excessive dilution. Unlike so-called “death spiral” or toxic convertible structures, the conversion price cannot fall indefinitely, large block conversions are limited, and investors do not have unrestricted rights to convert at deepening discounts regardless of market price - meaning the structure is designed to protect long-term shareholder value and avoid downward price spirals, subject to continued listing on the Nasdaq.

The transaction involves the potential issuance of shares of common stock upon conversion of the Notes or exercise of the Warrants, subject to Nasdaq and charter limitations, including a 19.99% cap pending stockholder approval.

The parties agreed to reserve 1.0 million shares now, and upon shareholder approval of the amendment of the certificate of incorporation to authorize additional shares, the Transfer Agent will increase the reserve to 226,310,704 shares. Any failure by the Company to get the additional shares authorized would be resolved in a cash settlement.

Until stockholder approval of the issuance of shares in excess of 19.99% of the outstanding common stock, issuances will not exceed this threshold.

Under the agreements, the Company has until November 22, 2025 to authorize, register, and reserve the additional shares.

The Purchase Agreement, Notes, Warrants, and Security Agreement executed on July 22, 2025 provide for the potential issuance of a substantial number of new shares upon conversion of the notes and exercise of the warrants, which may dilute existing shareholders and increase the supply of shares available for resale. In addition, the Security Agreement grants investors a first priority security interest in substantially all Company assets, meaning that in the event of a default under the Notes, secured creditors would have rights superior to those of existing shareholders (see “Purchase Agreement Section 4,” “Note Conversion Provisions,” “Warrant Exercise Provisions,” and “Security Agreement Section 2”).

While the Security Agreement (executed July 22, 2025) grants the investors a first priority lien on substantially all of the Company’s and certain subsidiary’s assets as collateral, the agreement also includes protective provisions for the Company. Specifically, the Secured Parties may not take enforcement action or foreclose on collateral unless and until there has been an Event of Default, and then only after prescribed notice periods and opportunity to cure. Additionally, all sales or dispositions of collateral must be commercially reasonable and compliant with applicable law, and the agreement preserves the Company’s ability to continue using its assets in the ordinary course of business until an uncured default occurs. These provisions ensure that, absent a default, the Company retains full control over its assets and operations. The subsidiaries and Covid receivables that are the basis for the Company’s previously disclosed Crown Medical Collections initiative are carved out.

Both Ted Karkus, CEO, and an additional investor, who had collectively previously invested $1.0 million, agreed to subordinate their prior secured loans to this offering and contractually accepted restrictions on payments to them while the Notes are outstanding.

The terms of the loan were reviewed and approved by the Board of Directors.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold absent registration or an applicable exemption from registration requirement.

All material terms of the transaction are set forth in the exhibits filed herewith, and this summary is qualified in its entirety by reference to those exhibits, which are attached hereto as Exhibit 10.1 through Exhibit 10.6 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

The sale and issuance of the Notes and Warrants described above, and the shares of common stock issuable upon conversion or exercise thereof, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were made in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. Each Investor has represented in its representations and warranties in the Purchase Agreement that it is an accredited investor as defined in Rule 501(a) of Regulation D.

Item 8.01 – Other Events

The Company has established a record date of August 1, 2025 for a special meeting of stockholders to be held on Friday, August 29, 2025, at 4:00 p.m. Eastern Time, at 273 Merrick Road, Lynbrook, NY 11563. The meeting will start promptly at 4:00 p.m., Eastern Time. The Company intends to file a preliminary proxy statement with the SEC in due course. Additional information regarding the proposals will be included in the proxy materials when filed with the SEC. This communication does not constitute a solicitation of any vote or approval and is being provided for informational purposes only in accordance with SEC rules. No proxies are being solicited at this time, and stockholders are not being requested to take any action until they have received definitive proxy materials that will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
10.2	Form of 20% OID Senior Secured Convertible Note (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
10.3	Form of Common Stock Purchase Warrant (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
10.4	Registration Rights Agreement, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
10.5	Security Agreement, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
10.6	Transfer Agent Reservation Letter, dated July 22, 2025 (portions redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board and Chief Executive Officer

Date: July 28, 2025